SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant (X)
Filed by a Party other than the Registrant ( )

Check the appropriate box:


( )  Preliminary Proxy Statement           (  )  Confidential, for Use of the
                                                 Commission Only (as permitted
                                                 by Rule 14a-6(e)(2))
(X)  Definitive Proxy Statement
( )  Definitive Additional Materials
( )  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


                            Approved Financial Corp.
                (Name of Registrant as Specified in its Charter)


      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

(X)  No fee required

( )  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)  Title of each class of securities to which transaction applies:

     2)  Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     4)  Proposed maximum aggregate value of transaction:

     5)  Total fee paid:

( )  Fee paid previously with preliminary materials.

( ) Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:

     2)  Form, Schedule, or Registration Statement No.:

     3)  Filing Party:

     4)  Date Filed:

                                   Insert logo
                            APPROVED FINANCIAL CORP.
                             3420 Holland Road # 107
                         Virginia Beach, Virginia 23452


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           To Be Held On July 27, 1998
                        At 2:30 PM prevailing local time

To the Stockholders of Approved Financial Corp:

         The Annual Meeting of Stockholders ("Annual Meeting") of Approved Financial Corp. (the "Company" or "Approved"), a Virginia Corporation, will be held at the Ramada Plaza Resort Oceanfront at 57th Street, Virginia Beach, Virginia 23451 on Monday, July 27, 1998 at 2:30 PM prevailing local time, for the following purposes:

         1. To elect ten Directors to the Board of Directors, three to serve until the annual meeting of stockholders to be held in the year 2001; three to serve until the year 2000 annual meeting of stockholders; and four to serve until the year 1999 annual meeting of stockholders.
         2. To ratify the appointment of Coopers & Lybrand L.L.P. as independent accountants for the Company for the 1998 fiscal year; and
         3. To transact such other business as may be properly brought before the meeting and any adjournment thereof. The Board is presently aware of no other business to come before the Annual Meeting.

         The Board of Directors has fixed the close of business on June 23, 1998 as the record date for the determination of stockholders entitled to receive notice of and to vote at the Annual Meeting or any adjournment thereof. Shares of Common Stock can be voted at the Annual Meeting only if the holder is present at the Annual Meeting in person or by valid proxy. We hope that you will attend the meeting in person. Your Board of Directors and management look forward to greeting those stockholders able to attend. We thank you for your support of Approved.

                                             By Order of the Board of Directors,

                                             /s/ Allen D. Wykle
                                             -----------------------------------
                                             Allen D. Wykle
                                             Chairman of the Board and Chief
                                                Executive Officer
Virginia Beach, Virginia
June 26, 1998


                                    IMPORTANT
   Whether or not you plan to attend, please SIGN, DATE and RETURN the enclosed Proxy in the enclosed postage paid envelope. If you do attend the meeting, you may, if you wish, revoke your Proxy and vote your shares in person.

                                 PROXY STATEMENT


General Information

         This Proxy Statement and enclosed form of proxy are being furnished in connection with the solicitation of proxies on behalf of the Board of Directors (the "Board" or the "Board of Directors") of Approved Financial Corp. (the "Company" or "Approved"), a Virginia Corporation, for use at the Annual Meeting of Stockholders to be held on July 27, 1998 at the Ramada Plaza Resort Oceanfront at 57th Street, Virginia Beach, Virginia 23451, at 2:30 PM prevailing local time and any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. Any proxy given pursuant to such solicitation and received in time for the Annual Meeting will be voted as specified in such proxy. If no instructions are given, proxies will be voted FOR all proposals listed in the Notice of Annual Meeting of Stockholders and in the discretion of the proxies named on the proxy card with respect to any other matter properly brought before the Annual Meeting.

         Only stockholders of record at the close of business on June 23, 1998 are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof. At the close of business on June 23,1998, there were 5,512,114 shares of the Company's Common Stock, par value $1.00 per share (the "Common Stock"), outstanding and the Company has no other class of voting equity securities outstanding. Each share of Common Stock entitles the record holder thereof to one vote on all matters properly brought before the Annual Meeting. The presence at the Annual Meeting of a majority of the votes entitled to be cast, represented in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. A person giving the enclosed proxy has the power to revoke it any time before it is exercised by (i) attending the Annual
Meeting and giving the Secretary notice of his or her intention to vote in person, (ii) duly executing and delivering a proxy bearing a later date, or
(iii) sending a written notice of revocation to the Secretary of the Company, 3420 Holland Road #107, Virginia Beach, Virginia 23452.

         The cost of solicitation will be borne by the Company. Arrangements have been made with Company's registrar and transfer agent, and various depositories, custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of the Common Stock. First Union National Bank, Corporate Trust Department, was appointed by the Company as the tabulating agent for all proxy votes. A tabulation report will be available to the Inspector of Elections at the Annual Meeting.

         Abstentions may be specified on all proposals being submitted. Abstentions and votes from brokerage firms on behalf of their clients who do not furnish voting instructions within ten days of the Annual Meeting ("broker non-votes"), will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but as unvoted for purposes of determining the approval of any matter submitted to the Stockholders for a vote.

         The Annual Report to Stockholders is being sent at the same time as this Proxy Statement and Form of Proxy. Such Annual Report does not form any part of the proxy solicitation materials. The date of this Proxy Statement is the approximate date on which the Proxy Statement, Form of Proxy and the Annual Report to Stockholders were first mailed or given to Stockholders.




Board of Directors

         The Company has nine Directors as of June 23, 1998. On July 25, 1997, the Board of Directors ratified the Company's Amended and Restated Articles of Incorporation, which provides that the Board of Directors shall consist of at least five Directors. The Company's Amended and Restated Bylaws, also ratified by the Board at its meeting of July 25, 1997, provides that the number of Directors shall be no less than five and not more than fifteen. In the past all Directors were elected at the same time for a term of one year, however, the Board of Directors, at a meeting on May 1, 1998 amended the Company's Amended and Restated Bylaws to provide for three classes of members of the Board of Directors, with each class to be as nearly equal in number of Directors as possible. At the Annual Meeting to be held July 27, 1998, three classes of Directors will be elected, a class consisting of four Directors to be elected for a term of one year, a class consisting of three Directors to be elected for a term of two years and a class consisting of three Directors to be elected for a term of three years, all to serve until his or her successor is duly elected and qualified. Beginning with the Annual Meeting of Stockholders in 1999, and at each annual meeting thereafter, the successors to the class of Directors whose terms expire at that time are to be elected to hold office for a term of three years, and until their respective successors are elected and qualified, so that the term of one class of Directors expires at each such annual meeting. A Director may be removed at any time, with or without cause, at a special meeting of Stockholders called for that purpose, by a vote of a majority of the shares of stock represented and entitled to vote at such meeting. At any such meeting, a successor to such Director may be elected for his unexpired term. In the event of any vacancy caused by death, resignation, retirement, disqualification or removal from office of a Director, or by failure of the stockholders to elect a successor to a Director who has been removed, the Board of Directors may fill such vacancy by vote of a majority of all the Directors then in office, though less than a quorum. Directors so elected shall serve for the full unexpired term of their predecessors, and until their successor is duly elected and qualified, unless sooner displaced.

PROPOSAL 1.

ELECTION OF DIRECTORS.

         At the Annual Meeting, ten Directors will be elected, four of whose terms will expire at the Annual Meeting of Stockholders in 1999, three of whose terms will expire at the Annual Meeting of Stockholders in 2000 and three of whose terms will expire at the Annual Meeting of Stockholders in 2001. Messrs. Wykle, Perlin and Warner, whose terms of office expire at the Annual Meeting, have been nominated for re-election at the Annual Meeting for a term of three years which will expire at the Annual Meeting of Stockholders in 2001, or until their respective successors are elected and qualified. Messrs. Broaddus, Peregoff and Ms. Schwindt whose terms expire at the Annual Meeting, have been nominated for re-election at the Annual Meeting for a term of two years which will expire at the Annual Meeting of Stockholders in 2000, or until their respective successors are elected and qualified. Messrs. Salter, Phelan and Diggins whose terms expire at the Annual Meeting, have been nominated for re-election, and Mr. Witherspoon has been nominated for election at the Annual Meeting for a term of one year which will expire at the Annual Meeting of Stockholders in 1999 or until their respective successors are elected and qualified. The shares represented by the enclosed proxy will be voted in favor of all ten nominees unless a vote is withheld from the nominee. If a nominee becomes unavailable for any reason, or if a vacancy should occur before the election (which events are not anticipated), the shares represented by the enclosed proxy may be voted for such other person as may be determined by the holders of such proxy. Votes that are withheld will be excluded entirely from the vote. Directors are elected by a plurality of the votes cast at the Annual Meeting either in person or by proxy.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE NOMINEES.

Information Concerning Director Nominees

         Background information with respect to the nominees for election at the Annual Meeting appears below. See "Security Ownership of Certain Beneficial Owners and Management" for information regarding such persons' holdings of Approved Financial Corp. Common Stock.

Nominees for Class III Directors
(For a Three-Year Term Expiring at the Annual Meeting of Stockholders held in the year 2001).

Allen D. Wykle (51) Mr. Wykle, in addition to being an initial investor, organized and headed the initial management team that acquired the Company from Government Employees Insurance Corporation (GEICO) in September of 1984. He has served as Chairman of the Board, President and Chief Executive Officer of the Company since September 1984. Mr. Wykle served as a Director of IMC Mortgage Company from April 1996 until June 1998. Mr. Wykle was owner, President and
Chief Executive Officer of Best Homes of Tidewater, Inc., a residential construction and remodeling company in Virginia, from 1972 to 1986.

Leon H. Perlin (70) Mr. Perlin was an initial investor in the Company in 1984 and has been a Director of the Company since 1984. For over 30 years, Mr. Perlin has served as President and Chief Executive Officer of Leon H. Perlin Company, Inc., a commercial construction concern.

Oscar S. Warner (81) Mr. Warner was an initial investor in the Company in 1984 and has been a Director and stockholder of the Company since 1984. Mr. Warner has been retired for the past five years. Previously, he was owner and operator of Oscar Warner Corporation, an import company.

Nominees for Class II Directors
( For a Two-Year Term Expiring at the Annual Meeting of Stockholders held in the year 2000.)

Arthur Peregoff (79) Mr. Peregoff was an initial investor and has been a Director of the Company since 1985. Mr. Peregoff has served as Chief Executive Officer of Globe Iron Construction Company, Inc., a commercial construction company, for over 25 years.

Stanley W. Broaddus (48) Mr. Broaddus was an initial investor and has been a Director since 1985. Mr. Broaddus has served as Vice President and Secretary of the Company since April 1987. Previous experience includes fourteen years as Regional Sales Manager with the building products unit of Atlantic Richfield Co.

Jean S. Schwindt (42) Ms. Schwindt has been a Director of the Company since 1992 and joined the Company on June 16, 1998 as Executive Vice President. She served as Vice President and Director of Investor Relations and Strategic Planning for IMC Mortgage Company from March 1996 until June 15, 1998. From April 1989 to March 1996 she served on the Board of Directors and as Senior Vice President/Secretary of Anderson and Strudwick, Inc., a member of the New York Stock Exchange. Ms. Schwindt, a Chartered Financial Analyst and a Registered Investment Advisor, has been affiliated with the firm of Mills Value Advisers, Inc. since January 1995.

Nominees for Class I Directors
(For a One-Year  Term  Expiring at the Annual  Meeting of  Stockholders  held in
1999)

Robert M. Salter (50) Mr. Salter was an initial investor and has been a Director since 1989. Mr. Salter has served as President of Salter and Hall, P.C. since 1979. Mr. Salter is a Certified Public Accountant and a Certified Financial Planner.

Neil W. Phelan, (40) has been a Director since 1997.Mr. Phelan is Executive Vice President and has been with the Company since April 1995. His primary role with the Company is the management of the wholesale lending unit, Approved Residential Mortgage. Immediately prior to joining the Company, Mr. Phelan served on the senior management team of ITT Financial Services for 17 years.

Barry C. Diggins (34) Mr. Diggins has been a Director since 1997. Mr. Diggins oversees a large portion of the Company's retail lending unit, Armada Residential Mortgage. Mr. Diggins has been with the Company since October 1994. He was Regional Marketing Director of ITT Financial Services from September 1985 to October 1994.

Gregory J. Witherspoon (51) Mr. Witherspoon is president of Witherspoon Consulting, a company that provides consulting services to the financial services industry. He served as a Director of Aames Financial Corporation from 1991 to March 1998, as Chief Financial Officer from 1987 until 1997,and was Executive Vice President for Strategic Planning when he left in March of 1998 to establish his consulting firm. He is a Certified Public Accountant. Mr. Witherspoon previously served on the Board of Directors of Approved from July 1996 until January 1997.

Committees and Meetings of the Board of Directors.

The Board of Directors of the Company held four meetings in 1997. During such year, each Director attended more than 75% of the meetings held by the Board of Directors and the committees on which he or she served. The Board of Directors has four committees, all of which were formally established at the meeting of the Board of Directors held on February 6, 1998. They are the Executive Committee, the Audit Committee, the Compensation Committee and the Option Committee. The Board of Directors also acts from time to time by unanimous written consent in lieu of meetings.

     Executive Committee. The Executive Committee consists of Mr. Wykle, as Chairman, Mr. Perlin, Ms. Schwindt and Mr. Broaddus. The Executive Committee acts for the Board when the Board is not in session. The Executive Committee was formed at the meeting of the Board of Directors held on February 6, 1998 and therefore did not meet during 1997.

     Audit Committee.The Audit Committee consists of Ms. Schwindt, as Chairman, Mr. Perlin and Mr. Warner. The Audit Committee makes recommendations concerning the engagements of independent public accountants, reviews with the independent public accountants the plans and results of the audit engagement, approves professional services provided by the independent public accountants, reviews the independence of the independent public accountants, considers the range of audit and non-audit fees and reviews the adequacy of the Company's internal accounting controls. It also reviews and accepts the reports of the Company's regulatory examiners. The Audit Committee was formed at the meeting of the Board of Directors held on February 6, 1998 and therefore did not meet during 1997. The Board acted on such matters prior to the formation of the Audit Committee.

     Compensation Committee. The Compensation Committee was formed at the meeting of the Board of Directors held on February 6, 1998. Prior to the formal establishment of this Committee, the outside members of the Board of Directors performed the duties now bestowed upon the Compensation Committee. The
Compensation Committee determines Mr. Wykle's compensation and establishes guidelines for compensation for all employees. It consists of Mr. Warner, as Chairman, Mr. Wykle, Mr. Perlin and Mr. Salter. Mr. Wykle abstains from voting on his own compensation.

     Option Committee. The Option Committee, which administers the Company's stock option plan and grants options under the plan, consists of Mr. Perlin, Chairman, Mr. Warner and Mr. Salter. The Option Committee was formed at the meeting of the Board of Directors held on February 6, 1998 and therefore did not meet during 1997. Prior to the formation of this Committee, the Board acted on matters concerning the approval of and the granting of stock options.

     The Company does not have a nominating committee. The functions customarily performed by a nominating committee are performed by the Board of Directors as a whole or by the Executive Committee. Any stockholder who wishes to make a nomination at an annual or special meeting for the election of Directors must do so in compliance with the applicable procedures set forth in the Company's Bylaws. The Company will furnish Bylaw provisions upon written request Stanley Broaddus, Secretary of the Company, at its principal executive offices at 3420 Holland Road # 107, Virginia Beach, Virginia 23452.

Directors' Compensation.

         Directors who are compensated as employees of the Company receive no additional compensation for service as Directors.

         Each Director who is not an employee of the Company receives an annual retainer of $9,000, payable in cash in quarterly installments of $2,250. All Directors receive reimbursement of reasonable out-of-pocket expenses incurred in connection with meetings of the Board of Directors. For 1997, the outside Directors were paid an additional $5,000 for their services.

         During 1996, the Board of Directors approved the grant of stock appreciation rights ("SARs") to Ms. Schwindt. The SARs are for a period of three years and entitle the holder to the appreciated value of 16,000 shares of common stock, which represents the difference between the grant price and the fair market value of the shares at the time of exercise. The grant price is $2.63. The compensation expense associated with issuance of the SARs was approximately $100,000 during 1997.

Compensation Committee Interlocks and Insider Participation.

Mr. Wykle is the only member of the Compensation Committee that is also an employee. The other members, Messrs. Warner, Perlin and Salter are outside Directors. No interlocking relationships exist between the Company's Board of Directors or Officers responsible for compensation decisions and the Board of Directors or compensation committee of any company, nor has any such interlocking relationship existed in the past.

                               EXECUTIVE OFFICERS

         The Executive Officers of the Company as of the date of this Proxy Statement who are not also Directors are identified below, together with information regarding the business experience of such officers. Information regarding the business experience of Messrs. Wykle, Broaddus, Phelan, Diggins and Ms. Schwindt is set forth above under the heading "Information Concerning Director Nominees." Each Executive Officer is elected by the Board of Directors of the Company and serves at the pleasure of the Board.



Name (Age)                  Position and Business Experience
------------                ---------------------------------
Eric S. Yeakel (33)         Treasurer  and Chief  Financial  Officer.  Mr.  Yeakel has been with the Company since June 1994. He was a full time graduate  student from  September 1992 until receiving a Masters in Business  Administration  in 1994. He served as Assistant
                            Controller  with Office  Warehouse,  Inc. from October 1989 to August 1992.  Mr.
                            Yeakel is a Certified Public  Accountant who worked with Ernst & Young from July
                            1987 to October 1989.


Gregory W. Gleason (45)     President of Approved  Federal  Savings Bank.  Mr. Gleason joined the Company in
                            November  1996 with more than 20 years of savings  institution  management.  Mr.
                            Gleason was Senior Vice President with Virginia First Savings Bank from February
                            1984 through June 1996, and was on the management team of BankAtlantic  from May
                            1977 to January 1984.


Executive Compensation

         Summary of Cash and Other Compensation

         The following table sets forth the compensation paid to the Company's Chief Executive Officer and the three most highly-compensated Executive Officers other than the Chief Executive Officer, whose 1997 compensation exceeded $100,000 (collectively, the "Named Executive Officers") during the three years ended December 31, 1997:

                                             Summary Compensation Table

                                     Annual Compensation (1)             Long Term Compensation
                                     -----------------------             ----------------------
Name and                                                               Stock Option     All Other
Principal Position                   Year      Salary       Bonus         Awards     Compensation (2)
------------------                   ----      ------       -----         ------     ----------------
Allen D. Wykle                      1997    $ 421,218     $ 575,000         1000        $  4,750
President and Chief                 1996      300,000       400,000                        4,750
Executive Officer                   1995      200,000           -                         49,062

Barry C. Diggins (3)                1997      132,638       209,564                        6,821
Executive Director                  1996       75,000       175,092                          -
Retail Lending                      1995       75,000        64,415                          -

Neil W. Phelan                      1997      110,000        75,000         1000           3,383
Executive Vice President            1996      100,000        75,000                        1,500
Marketing and                       1995       75,000           -                         10,000
Broker Lending

Stanley W. Broaddus                 1997       85,000       100,000         1000           2,437
Secretary and                       1996       85,000        45,000                        2,100
Vice President                      1995       58,000           -                          6,072

-----------------------

(1) All benefits that might be considered of a personal nature did not exceed the lesser of $50,000 or 10% of total annual salary and bonus for the officer named in the table.

(2) Amounts reflect the Company's matching contribution under its 401(k) retirement plan. The table also includes contributions to the Company's non-qualified retirement plan of $47,000 in 1995 for Mr. Wykle and $5,000 in 1995 for Mr. Broaddus. The table also reflects $10,000 paid to reimburse Mr. Phelan in 1995 for moving expenses.

(3) Mr. Diggins was paid an annualized base salary of $75,000 in 1996 and 1995. In addition, Mr. Diggins was paid an incentive based on the earnings of the retail lending division. His incentive amounts were $209,564 in 1997, $175,092 in 1996 and $64,415 in 1995.

Stock Option/Stock Appreciation Right Grants in the Last Year

         On January 27, 1997, the Company issued options to key employees to purchase up to 9,800 shares of the Company's common stock. The employees have a ten-year period to exercise the options at an exercise price of $9.75 per share. The number of shares and exercise price for these options has been adjusted for the 100% stock dividend on November 21, 1997.

         The following table contains information regarding options to purchase the Company's common stock granted to three Named Executive Officers. Mr. Diggins did not receive an option grant. No stock appreciation rights were granted to Named Executive Officers during 1997.


                                                 Individual Grants
                                                 -----------------                    Potential
                                                                                      Realizable
                                                                                   Value at Assumed
                            Number of   Percent of                               Annual Rates of Stock
                            Securities Total Options                             Price Appreciation for
                            Underlying  Granted to    Per Share                      Option Term (2)
                             Options    Employees     Exercise   Expiration     ------------------------
   Name                      Granted     in Year       Price (1)    Date          0%      5%       10%
   -----------------------------------------------------------------------------------------------------
   Allen D. Wykle            1,000       10.9%         $9.75      1-27-2007    $  -     $ 6,132  $15,538
   Neil W. Phelan            1,000       10.9%         $9.75      1-27-2007       -       6,132   15,538
   Stanley W. Broaddus       1,000       10.9%         $9.75      1-27-2007       -       6,132   15,538
   -------------------

     (1) These shares are based on $9.75, the closing price of Common Stock on January 26, 1997 (as adjusted for the 100% stock dividend on November 21, 1997). The exercise price may be paid in cash, in shares of Common Stock valued at fair market value on the date of exercise or pursuant to a cash-less exercise involving the same-day sale of the purchased shares.

     (2) The 5% and 10% assumed annual rates of compounded stock price appreciation are permitted by rules of the Securities and Exchange Commission. There can be no assurance provided to any Executive Officer or any other holder of the Company's securities that the actual stock price appreciation over the 10-year option term will be at the assumed 5% and 10% levels or at any other defined level. Unless the market price of the Common Stock appreciates over the option term, no value will be realized from the option grants to Executive Officers.

Aggregate Option and Warrant Exercises and Period-End Values

         The following table sets forth information concerning the value realized on exercise of warrants during 1997 and the value of unexercised options held by three of the Company's Named Executive Officers at May 31, 1998. No stock appreciation rights were exercised during 1997.


                                                               Number of Securities                Value of Unexercised
                                                              Underlying Unexercised               In-the-money options
                    Shares acquired                         Options as Fiscal Year End             at Fiscal Year End (2)
Name                 on exercise(1)   Value Realized(1)   Exercisable         Unexercisable   Exercisable          Unexercisable
---------------------------------------------------------------------------------------------------------------------------------
Allen Wykle              85,928      $   612,237             333               667           $   1,915         $       3,835
Neil Phelan                                                  333               667           $   1,915         $       3,835
Stanley Broaddus          4,460      $    30,663             333               667           $   1,915         $       3,835


(1) Exercise of Warrants issued on a pro-rata basis to all stockholders existing at the time of the Common Stock offering in April of 1992 providing for a five-year right to purchase shares of Approved Common Stock at $1.875 per share. Value Realized is calculated by taking the stock price on the day of the exercise less the exercise price, multiplied by the number of shares acquired through exercise. Stock Price was $9.00 per share on 4/8/97 ,the date of Mr. Wykle's exercise and $ 8.75 per share on 4/17/97, the date of Mr. Broaddus's exercise.
(2) Value of Unexercised Options is calculated using the price of Approved Common Stock on 12/31/97 of $15.50 per share less the exercise price of $
     9.75 per share, multiplied by the number of shares represented by the options.

Employment Agreements

     The  Company  has  no  employment   agreement  with  Allen  D.  Wykle.  The
Compensation Committee determines Mr. Wykle's salary and bonus (See: "CEO Compensation").

     The Company has employment agreements with three Executive Officers.

     Neil W. Phelan. The Employment Agreement that commenced January 1, 1998 for a three-year initial term , automatically renews for additional one-year terms absent six months written notice by either party prior to the end of a term of nonrenewal. Mr. Phelan's annual salary is currently $130,000. The agreement provides salary increases of 10% per year and for an annual bonus to be awarded to Mr. Phelan based on the achievement of a predetermined performance goal ("Profit Target"). The Profit Target, which is defined as a goal for the annual after-tax net income of the Company for each fiscal year excluding income derived from the Company's investment in IMC Mortgage Company, will be mutually agreed upon by the Chief Executive Officer of the Company and Mr. Phelan by January 31 of each new fiscal year. The Profit Target for Year Ending December 31, 1998 is $ 7,021,000 , representing a 10 % increase in the Company's after-tax net income excluding income derived from the Company's investment in IMC Mortgage Company when compared to the year ended December 31, 1997. If such Profit Target is attained, then the Employee shall be paid 2 % of the Company's net income after tax excluding income derived from the Company's investment in IMC Mortgage Company subject to a maximum of two times Mr. Phelan's annual salary during the fiscal year determining such bonus. If less than one hundred percent (100%), subject to a minimum of seventy-five percent ($ 5,266,000 for fiscal year 1998), of the Profit Target is attained, then the employee shall be paid 1% of the Company's net income after-tax excluding income derived from the Company's investment in IMC Mortgage Company. subject to a maximum of two times Mr. Phelan's annual salary during the fiscal year determining such bonus. He also is entitled to all standard group employee benefits and a car allowance.

     The Employment Agreement provides for termination "for cause" as defined in the Agreement. Under the Employment Agreement he has agreed not to compete with the Company, as to the non-conforming loan business, for a period of one year after termination within a prescribed geographic area and not to solicit or employ Company employees for two years after termination. These restrictive covenants apply upon termination by Mr. Phelan or termination for cause by the Company.

     Stanley W. Broaddus. The Employment Agreement which commenced January 1, 1997 was for a one year initial term and automatically renewed on January 1, 1998 and for additional one-year terms absent ninety day written notice by either party prior to the end of a term of nonrenewal. It provides for an annual salary of $95,000 with an annual 6% increase during the initial term. He is entitled to a Company car and all standard group employee benefits. He is entitled to a quarterly bonus based on 1 1/2% of net profits after taxes not to exceed $100,000. He is also entitled to one year's annual salary in the event that following a change in control of the Company (i.e. Mr. Wykle and Mr. Perlin own less than 51% of the voting stock) Allen D. Wykle is no longer employed and the Company terminates him without cause.

     The Employment Agreement provides for termination "for cause" as defined in the Agreement with notice and for termination upon 90 days prior written notice without cause.

     Under the Employment Agreement he has agreed not to compete with the company for a period of one (1) year after termination within a prescribed geographic area and not to solicit or employ Company employees for two (2) years after termination. These restrictive covenants apply upon termination by either party, with or without cause and upon expiration of the Agreement.

     Barry C. Diggins. The Employment Agreement which commenced September 15, 1997 for a two year initial term and will automatically renew for additional one-year terms absent 90 day written notice by either party prior to the end of a term of nonrenewal. It provides for an annual salary of $130,000 with an annual 6% increase during the initial term. It provides for a bonus of up to 100% of annual salary if he makes a specified "Profit Target" (net after tax profits) for offices under his supervision. If he meets at least 75% of the Profit Target, he earns a bonus computed by multiplying the percentage of the Profit Target reached times 100% of salary. In addition he is entitled to incentive compensation of 5% of annual after tax net profit attributable to the offices supervised by him. Any such incentive compensation in excess of $150,000 per year may within the discretion of the Company be converted to nonstatutory stock options. He is also entitled to 5% of gross written life insurance premiums as well as the standard group benefits for employees.

     The Employment Agreement provides for termination "for cause" as defined in the Agreement. If he terminates his employment or it is terminated for cause as defined in the Agreement or either party elects not to renew at the end of any term with the required notice, the contract ceases, and no further compensation or benefits are paid. If the Employment Agreement is terminated by the Company without cause during the initial term, then in lieu of any other damages or compensation, he is entitled to severance pay in the amount equal to $300,000 multiplied by a percentage equal to the number of days left at termination in the initial term divided by 730. If terminated without cause in a renewal term, the severance pay shall be equal to the base compensation for that renewal term multiplied by a percentage equal to the number of days remaining in the renewal term at termination divided by 365.

     Under the Employment Agreement he has agreed not to compete with the company for a period of one year after termination within a prescribed geographic area and not to solicit or employ Company employees for two years after termination. These restrictive covenants apply upon termination by either party, with or without cause and upon expiration of the Agreement.

COMPENSATION COMMITTEE REPORT

     The  Compensation  Committee of the Board of Directors  has  furnished  the
following  report  on  executive   compensation  for  inclusion  in  this  proxy
statement:

Compensation Philosophy.

     Employment Agreements are described in more detail above and the Compensation Committee believes that those agreements establish base salaries, which are reasonable when compared the Company's industry peers. The Employment Agreements call for incentive based bonuses and various other sources of incentive compensation as explained above.

     Bonus compensation awarded to the Company's Officers and other key employees, generally results when the Company realizes net income after tax for the year. Individual or divisional productivity and/or profitability relating directly to a manager's efforts are frequently used in establishing guidelines for bonus awards paid in the form of cash and/or in stock options (See; 1996 Incentive Stock Option Plan). The Compensation Committee believes that the majority of all compensation plans throughout the Company and the Employment Agreements for the Company's Executive Officers are in line with the Company's dual goals of rewarding performance and establishing compensation arrangements which align the interests of officers and other key employees with those of the Company's Stockholders.

1996 Incentive Stock Option Plan

     On June 28, 1996, the Company adopted the 1996 Incentive Stock Option Plan (the "Incentive Plan"), pursuant to which key employees of the Company are eligible for awards of stock options. The following sections summarize some of the principle features of the Incentive Plan.

     Purpose. The Board of Directors believes that long-term incentive compensation is one of the fundamental components of compensation for the Company's key employees and that stock options under the Incentive Plan will play an important role in encouraging employees to have a greater financial investment in the Company. The Board of Directors believes that the Incentive Plan will help promote long-term growth and profitability by further aligning stockholder and employee interests.

     The purpose of the Incentive Plan is to promote the interests of the Company and its Stockholders by affording participants an opportunity to acquire a proprietary interest in the Company and by providing participants with long-term financial incentives for outstanding performance. Under the terms of the Incentive Plan, the Option Committee has a great deal of flexibility in the types and amounts of awards that can be made and the terms and conditions applicable to those awards.

     Description of the Incentive Plan. The aggregate number of shares of Common Stock that are available for grants under the Incentive Plan is 252,000 shares (adjusted for the two-for-one stock splits paid to stockholders of record on August 30, 1996 and December 16, 1996 and the 100% stock dividend paid to stockholders of record on November 21, 1997.) All shares allocated to awards under the Incentive Plan that are cancelled or forfeited are available for subsequent awards.

     Administration. The Option Committee administers the Incentive Plan. The members of the Option Committee are not eligible to receive awards under the Incentive Plan. The Option Committee has the full power to: (a) designate the key employees to receive awards from time to time; (b) determine the sizes and types of awards; (c) determine the terms and provisions of awards as it deems appropriate; (d) construe and interpret the Incentive Plan and establish, amend or waive rules and regulations relating to the administration of the Incentive Plan; (e) amend the terms and provisions of any outstanding award to the extent such terms and provisions are within the discretion of the Option Committee; and
(f) make all other decisions and determinations necessary or advisable for the administration of the Incentive Plan. All determinations and decisions made by the Option Committee pursuant to the Incentive Plan are final, conclusive and binding.

     Eligible Participants. Only "key employees" of the Company and its subsidiaries are eligible to participate in the Incentive Plan. An employee who is a Director is eligible for an award unless he or she is a member of the Option Committee. The selection of the key employees is entirely within the discretion of the Option Committee. The concept of a "key employee" is, however, somewhat flexible and it is anticipated that such factors as the duties and responsibilities of employees, the value of their services, their present and potential contributions to the success of the Company and other relevant factors will be considered. Accordingly, the number of persons who ultimately may be eligible to participate in the Incentive Plan cannot presently be determined.

     Option Price of Stock. The Incentive Plan provides for the grant of options to purchase shares of Common Stock at option prices to be determined by the Option Committee as of the date of grant. The option price may not be less than the fair market value (or in the case of a 10% stockholder not less than 110% of the fair market value) of the shares of Common Stock on the date of grant. For such purpose "fair market value" means the average of the bid and asked price per share of the Common Stock as reported by the NASDAQ Stock Market or the OTC Bulletin Board, whichever is applicable at the time, on the date on which the fair market value is determined or, if Common Stock is not traded on such exchange or system on such date, then on the immediately preceding date on which Common Stock was traded on such exchange or system. Each grant of options is to be evidenced by an option agreement which is to specify the option price, the term of the option, the number of shares subject to the option and such other provisions as the Committee may determine.

     Exercise of Options. The shares subject to an option may be purchased as follows: none in the first year after the grant of option; one-third in each of the second, third and fourth years. Options granted under the Incentive Plan will expire not more than ten years (or in the case of a 10% stockholder not more than five years) from the date of grant.

     Awards of Options. Awards of options under the Incentive Plan are to be determined by the Option Committee at its discretion. Notwithstanding the foregoing, the Option Committee may not grant options to any participant that, in the aggregate, are first exercisable during any one calendar year to the extent that the aggregate fair market value of the shares subject to such options, at the time of grant, exceeds $100,000.

     Payments For Shares. Payments for shares issued pursuant to the exercise of any option may be made either in cash or by tendering shares of Common Stock of the Company with a fair market value at the date of the exercise equal to the portion of the exercise price which is not paid in cash.

     No Rights as Stockholder. A participant granted an option under the Incentive Plan will have no rights as a stockholder of the Company with respect to the shares subject to such option except to the extent shares are actually issued.

     Non-transferability. Options may not be sold, transferred, pledged or assigned, except as otherwise provided by law or in an option agreement. The Option Committee may impose restrictions on the transfer of shares acquired pursuant to the exercise of options as it may deem advisable.

     Termination of Employment. Except for termination for cause, death or disability, options terminate three months after the employment terminates or on such earlier date as the participant's option agreement specifies. In the event of termination for cause as defined in the Incentive Plan, the option terminates upon termination (subject to the Option Committee's right to reinstate for 30 days). In the event of death, the option will terminate six months after death, and in the event of disability one year after disability (unless the option period in the participant's option agreement expires earlier).

     Amendment and Termination of the Incentive Plan. The Board of Directors may alter, amend, discontinue, suspend or terminate the Incentive Plan at any time in whole or in part. Notwithstanding the foregoing, stockholder approval is required for any change to the material terms of the Incentive Plan and no amendment or modification of the Incentive Plan may materially and adversely affect any award previously granted without the consent of the participant.

401(k) Retirement Plan

     On January 1, 1995, the Company implemented a 401(k) Retirement Plan (the "401(k) Plan"). The 401(k) Plan is a defined contribution plan covering all employees who have completed at least one year of service. The 401(k) Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974. The Company contributes an amount equal to 50% of a participant's payroll savings contribution up to 6% of a participant's annual compensation. The Company's contributions to the 401(k) Plan in 1997 and 1996 were $115,000 and $33,000, respectively.

  CEO Compensation.

     The  Compensation  Committee  determines  compensation  for Allen D. Wykle,
Chairman and Chief Executive Officer. Mr. Wykle has no formal Employment Agreement with the Company, however, the Compensation Committee is of the opinion that as the largest stockholder of the Company, beneficially owning 33% of the Company's common stock outstanding , Mr. Wykle`s interest are aligned with the best interest of the Company's Stockholders. The Committee has no established quantitative procedure for determining Mr. Wykle's compensation. Mr. Wykle's 1997 salary of $421,218 is at a level that the Committee deems to be competitive with other companies in the industry and reasonable in view of his level of involvement in the operations of the Company. From time to time, adjustments are made to Mr. Wykle's salary with consideration given to the magnitude of the Company's business activities and the demands placed on Mr. Wykle. The Committee feels that Mr. Wykle's Bonus of $575,000 for 1997 was appropriate in view of his responsibilities and his contribution to the Company's geographic expansion, significant increase in loan originations and overall profitability for the year ended December 31,1997 compared to 1996. On a qualitative basis, Mr. Wykle's bonus is determined, giving consideration to his and the Company's; position among peers, overall performance including the attainment of Company goals and objectives, as well as, the profitability of the Company relative to its peers and in light of the current industry environment. Mr. Wykle is a member of the Compensation Committee but abstains from votes concerning his own compensation.

                                             APPROVED FINANCIAL
                                             CORP. COMPENSATION
                                             COMMITTEE:


                                             Oscar Warner, Chairman
                                             Leon Perlin
                                             Allen D. Wykle
                                             Robert Salter

                             STOCK PERFORMANCE GRAPH

     The following graph depicts the cumulative total return on the Company's Common Stock compared to the cumulative total return for The Russell 2000 Index ("Russell 2000") and the Russell 2000 Financials Index ("Russell 2000 Financials), a peer group selected by the Company on an industry and line-of-business basis, commencing June 30, 1994 and ending December 31, 1997. The graph assumes an investment in Approved Financial Corp. Common Stock of $100 on June 30, 1994, which is the first date for which public market trading data was available. The graph assumes an investment of $100 in Russell 2000 on June 30, 1994 and an investment of $171.13 in the Russell 2000 Financials on June 30, 1995. June 30, 1995 is the first semi-annual date for which the pricing information was available for the Russell 2000 Financials and $171.13 represents the equivalent value of Approved's Common Stock on that date for purposes of this graph.

[Line Graph Plot Points Below]


                              June 30,  December 30,  June 30,   December 29,  June 28,  December 31,  June 30,  December 31,
                               1994         1994       1995          1995        1996        1996        1997        1997
                              -----------------------------------------------------------------------------------------------
Approved Financial Corp.      100.00       93.81      171.13        220.62      400.00       927.84      979.38     1597.94
Russell 2000 Index            100.00      104.19      118.04        131.50      144.25       150.91      164.95      181.87
Russell 2000 Financials                               171.13        188.78      197.82       232.42      259.10      301.98

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information as of May 31, 1998 regarding the number of shares of Common Stock beneficially owned by all Directors, Executive Officers, and 5 % stockholders. Beneficial ownership includes shares, if any, held in the name of the spouse, minor children or other relatives of the nominee living in such person's home, as well as shares, if any, held in the name of another person under an arrangement whereby the Director, Executive Officer or 5% stockholder can vest title in himself within sixty days of May 31, 1998.


                                                        Common Stock                         Percentage of
       Name                                          Beneficially Owned                          Class
     -------                                         ------------------                      -------------
Allen D. Wykle (1)(2)(3)
3420 Holland Road #107
Virginia Beach Virginia, 23452                          1,822,357                                33.06%

Leon H. Perlin (4)
3360 South Ocean Boulevard
Apartment 5H2
Palm Beach, Florida 33480                                 933,256                                16.93

JAM Partners, LP (5)
One Fifth Avenue
New York, New York 10003                                  297,200                                 5.28

Gregory J. Witherspoon (6)
1601 Blue Jay Way
Los Angeles, California 90069                             232,800                                 4.22

Stanley W. Broaddus (1)(3)
3420 Holland Road #107
Virginia Beach, Virginia 23452                           133,805                                 2.43

Barry C. Diggins (7)
8222 Glenmar Road
Ellicott City, Maryland 21043                             108,034                                 1.96

Arthur Peregoff (8)
816 Oriole Drive
Virginia Beach, Virginia 23451                             81,800                                 1.48

Oscar S. Warner (9)
215 Brooke Avenue Apt #905
Norfolk Virginia 23510                                     64,000                                 1.16

Jean S. Schwindt  (10)
1062 Normandy Trace Road
Tampa, Florida 33602                                       62,400                                 1.13

Neil W. Phelan (1)
3420 Holland Road #107
Virginia Beach, Virginia 23452                             10,953                                    *

Robert M. Salter
613 Lynnhaven Parkway
Virginia Beach, Virginia 23452                                464                                    *

Gregory W. Gleason
2380 Court Plaza Dr. Suite 200
Virginia Beach, Virginia 23456                              1,000                                    *

Eric S. Yeakel (1)
3420 Holland Road # 107
Virginia Beach, Virginia 23452                                333                                    *

All present Executive
Officers,Directors & Nominees
as a group (12 persons) (1)                             3,449,870                                62.60

---------------------
  * Owns less than 1% of class.

(1) Includes beneficial ownership of 333 shares issuable upon the exercise of stock options exercisable within 60 days of May 31, 1998, and excludes 667 shares subject to stock options that cannot be exercised within 60 days of May 31, 1998. For Mr. Phelan included is the beneficial ownership of 333 shares issuable upon the exercise of stock options exercisable within 60 days of May 31, 1998, and excludes 3667 shares subject to stock options that cannot be exercised within 60 days of
       May 31, 1998. For Mr. Yeakel included is the beneficial ownership of 333 shares issuable upon the exercise of stock options exercisable within 60 days of May 31, 1998, and excludes 1,167 shares subject to stock options that cannot be exercised within 60 days of May 31, 1998.
(2)    Excludes   4,000  shares   registered  to  his  adult  children
       and his grandchildren, as to which Mr. Wykle disclaims beneficial ownership.
(3) Mr. Wykle and Mr. Broaddus are Co-Trustees of the Company's Profit-Sharing Plan, which owns 39,680 of the Company's Common Stock. They share voting power. Mr. Wykle's ownership interest is 65%. Mr. Broaddus' share is 15%. All of the 39,680 shares owned by the Profit-Sharing Plan are included under Mr.
       Wykle's shares for the purposes of this disclosure, except for the 5,952 shares owned by Mr. Broaddus. Mr. Wykle disclaims beneficial ownership of all but the 65% he owns in the Profit-Sharing Plan.
(4)    Includes 594,000 shares owned by Mr. Perlin's wife.
(5) JAM Partners, LP is a Delaware limited partnership. It is an investment partnership managed by Jacobs Asset Management LLC. The General Partner is JAM Managers, LLC. The capital of JAM Partners, LP at January 1, 1998 was approximately $35,500,000.
       JAM Partners, LP's shares include 266,400 it owns directly. Also included are 20,000 shares owned directly by Sy Jacobs and 10,800 shares owned directly by Bernard Sucher and his wife.
       Mr. Jacobs and Mr. Sucher are general partners in JAM Managers
       LLC.
(6) Excludes 3,000 shares owned by Mr. Witherspoon's brother to which he disclaims beneficial ownership.
(7)    Includes 1,888 shares owned jointly by Mr. Diggins' and his wife.
(8) Mr. Peregoff's shares are held jointly with his wife. Excludes 4,648 shares registered to Mr. Peregoff's adult children and his grandchildren, to which he disclaims beneficial ownership.
(9)    Includes 4,000 shares owned by Mr. Warner's wife.  Excludes
       30,000 shares registered to Mr. Warner's adult children and his grandchildren, to which he disclaims beneficial ownership.
(10)   Excluded are stock  appreciation  rights for 16,000  shares at $
       2.63 per share. Excluded are 8,000 shares owned by her parents to which Ms. Schwindt disclaims beneficial ownership.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         The Company has maintained business relationships and engaged in certain transactions with affiliated companies and the parties as described below. It is the policy of the Company to engage in transactions with related parties only on terms that, in the opinion of the Company, are no less favorable to the Company than could be obtained from unrelated parties and each of the transactions described below conforms to that policy.

Agreement with IMC Mortgage Company

         The Company has an agreement for the sale of mortgage loans to IMC Mortgage Company ("IMC"). The terms of the mortgage loan sale agreement are set forth in a contract, dated March 30, 1996 , between the Company and IMC which was prepared in preparation of IMC's initial public offering of common stock, (the "Pre-IPO Agreement"). The Company's contract with IMC requires the Company to sell a minimum of $2 million of loans to IMC each month subject to prevailing secondary market terms for pools of non-conforming mortgage loans for a five year period commencing on June 25, 1996 (the date of IMC's Initial Public Offering). The Pre-IPO Agreement and Amendment thereof, also includes an incentive plan , whereby, quarterly the incentive plan participants are granted $105,000 of fully paid shares of IMC Mortgage Company on a pro-rata basis, based on the amount of loans sold to IMC in excess of their monthly commitment amount, which is $ 2 million per month for Approved. In the event the Company fails to sell $2 million of loans at prevailing secondary market terms to IMC in any month, IMC could sue the Company for breach of contract. During 1997, the Company sold 55.9% or approximately $235 million of its loans to IMC. These transactions have resulted in the payment of a cash premium by IMC to the Company of $16 million. Approved earned a total of 23,175 shares of IMC Company Common Stock during 1997 under the Pre-IPO Agreement incentive plan. From time to time, various other purchasers purchase more than 10% of the Company's loan production. While there are several other major purchasers of non-conforming mortgage loans as large or larger than IMC, the Company maintains a good working relationship with IMC. Historically, IMC has offered to buy a wide range of the Company's loan products at competitive prices. However, there can be no assurance that IMC will be in a position to continue to purchase the Company's loan production at margins favorable to the Company. The Company owned approximately 3.2% of the outstanding common stock of IMC at December 31, 1997. The Company has had since January 1996 a warehouse financing facility under which IMC agreed to lend the Company $8 million secured by the Company's mortgage loans. Borrowings under the facility bore interest at a rate of LIBOR plus 1.75%. The line was due to expire on January 29, 1998 and was subject to renewal. However, the Company had no outstanding balances when it terminated this credit line and replaced it with a new credit line agreement with another party, effective December 10, 1997. The Company paid IMC $79,651 in interest payments during 1997. The Company's Chairman and Chief Executive Officer, Allen
D. Wykle, was a member of IMC's Board of Directors from April 1996 until June 1998. Mr. Wykle beneficially owns approximately 0.07% of IMC common stock, including 12,992 issuable upon the exercise of stock options. Also, Jean S. Schwindt, a member of the Company's Board of Directors and Executive Committee, was an Officer of IMC from June of 1996 until June of 1998 and owns 18,020 shares of IMC common stock issuable upon the exercise of vested stock options.

Agreement with Mills Value Adviser, Inc.

         The Company entered into an investment management agreement on March 28, 1996, with Mills Value Adviser, Inc. ("MVAI"), a registered investment advisor. Under the agreement, MVAI manages a portion of the Company's non-qualified Profit-Sharing Plan. The Plan's trustees retain all proxy voting rights for securities managed by MVAI. During 1997, the Company paid $3,436 in advisory fees to MVAI. Jean S. Schwindt, a member of the Company's Board of Directors and Executive Committee, is a portfolio manager for MVAI.

Termination of Armada Residential Mortgage, LLC

         Beginning in December 1994, the Company had conducted a portion of its retail origination business through Armada Residential Mortgage, LLC ("Armada LLC"), which was owned 83 % by the Company and 17 % was owned by Barry Diggins, Armada LLC's President. Mr. Diggins has served on the Board of Directors of the Company since June 1997. In connection with terminating Armada LLC in September 1997, the Company issued Mr. Diggins 106,146 shares of Approved Common Stock, adjusted for the 100% stock dividend paid in November of 1997, to purchase his ownership interest in Armada LLC and Mr. Diggins became an employee of the Company.

Indebtedness of Management

         The Company and the Savings Bank have no outstanding extensions of credit to members of the Board of Directors or management at December 31, 1997. On June 30, 1994, the Company made a loan to Director Leon H. Perlin. The original principal balance on the loan was $300,000 and the loan bore an interest rate of 9.50% . Mr. Perlin paid the loan off in full on September 2, 1997. During 1997, the Company made a loan to Stanley W. Broaddus consisting of three promissory notes totaling $165,000. These notes bore interest rates ranging from 9% to 12%. All notes were paid off in full on August 29, 1997.

Promissory Notes

         The Company has, from time to time, issued promissory notes to assist in cash flow. The notes are callable on 30 days notice from the holder and may be prepaid by the Company. The notes are usually issued to Directors, Officers or stockholders. As of December 31, 1997, the following Directors and Executive Officers were holders of promissory notes in the amounts and interest rates specified below:

   Allen D. Wykle                                 $539,220               10.00%
   Stanley W. Broaddus                             231,830                9.00
   Stanley W. Broaddus                              75,378                8.25
   Leon H. Perlin                                  257,891                9.00
   Oscar S. Warner                                  54,124                8.00
   Arthur Peregoff                                 397,236                9.00

Future Employment Agreement

         Jean Schwindt became a full time employee of the Company on June 16, 1998. The Company and Ms. Schwindt have verbally agreed to a three-year employment agreement, which initially pays Ms. Schwindt a salary of $ 160,000 per year. It is anticipated that a formal agreement will be further negotiated between and signed by both parties before year-end 1998.

                                 PROPOSAL NO. 2
                           RATIFICATION OF APPOINTMENT
                           OF INDEPENDENT ACCOUNTANTS

         The Board of Directors has selected Coopers & Lybrand L.L.P., independent accountants, to audit the financial statements of the Company for the 1998 fiscal year. Such nomination is being presented to the stockholders for ratification at the Annual Meeting. The affirmative vote of the holders of a majority of shares present in person or represented by proxy and entitled to vote at the Annual Meeting is required to ratify the Board's appointment of Coopers & Lybrand L.L.P. If the stockholders reject the nomination, the Board of Directors may reconsider its selection. If the stockholders ratify the appointment, the Board of Directors, in its sole discretion, may still direct the appointment of new independent accountants at any time during the year if the Board of Directors believe that such a change would be in the best interests of the Company.

         Coopers & Lybrand L.L.P. has audited and certified the Company's financial statements since the year ended 1995. The Company has been advised that a representative of Coopers & Lybrand L.L.P. will be present at the Annual Meeting, will have the opportunity to make a statement, and is expected to be available to respond to appropriate questions.


         THE  BOARD  OF  DIRECTORS   RECOMMENDS  THAT  STOCKHOLDERS  VOTE  "FOR"
RATIFICATION OF THE APPOINTMENT OF COOPERS & LYBRAND L.L.P. AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE 1998 FISCAL YEAR.

                            PROPOSALS BY STOCKHOLDERS

         Any stockholder proposal which is intended to be presented at the Company's Annual Meeting of Stockholders to be held in the year 1999 must be received at the Company's principal executive offices, located at 3420 Holland Road # 107, Virginia Beach, Virginia 23452, Attention: Stanley Broaddus, Secretary of the Company, by no later than February 1, 1999, if such proposal is to be considered for inclusion in the Company's proxy statement and form of proxy relating to such meeting. Stockholders of the Company who intend to bring business before the meeting must also comply with the applicable procedures set forth in the Company's Bylaws. The Company will furnish copies of such Bylaw provisions upon written request to Stanley Broaddus at the above mentioned address.

                            AVAILABILITY OF FORM 10-K

         The Company will provide to any stockholder, without charge, upon written request of such stockholder, a copy of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997, as filed with the Securities and Exchange Commission. Such requests should be addressed to Approved Financial Corp., 3420 Holland Road, Virginia Beach, Virginia 23452,
Attn: Stanley Broaddus.

                       SECTION 16(a) REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's Directors and Executive Officers, and persons owning more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership of such equity securities with the Securities and Exchange Commission. The Company was not subject to the filing requirements under Section 16(a) during 1997.

                                 OTHER BUSINESS

         The Annual Meeting of Stockholders scheduled for July 27, 1998 is being held for the purposes as set forth in the Notice that accompanies this Proxy Statement. The Board is not presently aware of business to be transacted at the Annual Meeting other than as set forth in the Notice. However, if any other business properly comes before the meeting, the Proxies named on the accompanying proxy card will vote their Proxies in their discretion on such business.

                                              By Order of the Board of Directors

                                              /s/ Allen D. Wykle
                                              ----------------------------------
                                              Allen D. Wykle
                                              Chairman of the Board
Virginia Beach, Virginia
June 26, 1998

                            APPROVED FINANCIAL CORP.
                             3420 Holland Road # 107
                         Virginia beach, Virginia 23452

            PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL
                                   MEETING OF
                    SHAREHOLDERS TO BE HELD ON JULY 27, 1998

        The undersigned hereby appoints Allen D. Wykle and Stanley W. Broaddus, or either of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes them or their substitutes to represent and to vote, as designated below, all the shares of stock of Approved Financial Corp. held of record by the undersigned on June 23, 1998, at the annual meeting of shareholders to be held on July 27, 1998 or any adjournment thereof.

   1.     Election of Directors.

          [ ] For Allen D. Wykle, Leon H. Perlin, Oscar S. Warner, to serve a three year term, ending at the 2001 Annual Meeting of Stockholder's, or until his or her replacement is duly elected and qualified.

          [ ] Withhold authority to vote for Allen D. Wykle
          [ ] Withhold authority to vote for Leon H. Perlin
          [ ] Withhold authority to vote for Oscar S. Warner

          [ ] For Arthur Peregoff, Stanley W. Broaddus, Jean S. Schwindt to serve a two year term, ending at the 2000 Annual Meeting of Stockholder's, or until his or her replacement is duly elected and qualified.

          [ ] Withhold authority to vote for Arthur Peregoff
          [ ] Withhold authority to vote for Stanley W. Broaddus
          [ ] Withhold authority to vote for Jean S. Schwindt

          [ ] For Robert M. Salter, Barry C. Diggins, Neil W. Phelan, Gregory W. Witherspoon to serve a one year term, ending at the 1999 Annual Meeting of Stockholders, or until his or her replacement is duly elected and qualified.

          [ ] Withhold authority to vote for Robert M. Salter
          [ ] Withhold authority to vote for Barry C. Diggins
          [ ] Withhold authority to vote for Neil W. Phelan
          [ ] Withhold authority to vote for Gregory W. Witherspoon

    2. Proposal to ratify the appointment of Coopers & Lybrand L.L.P. as independent accountants for the Company for the 1998 fiscal year.

        [ ] FOR             [ ] AGAINST       [ ] ABSTAIN

     3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

     The shares represented by this proxy will be voted as directed. If no direction is given, they will be voted FOR the election of Allen D. Wykle, Leon
H. Perlin, Oscar S. Warner, Arthur Peregoff, Stanley W. Broaddus,, Jean S. Schwindt, Robert M. Salter, Barry C. Diggins, Neil W. Phelan, Gregory W. Witherspoon as Directors and FOR the proposal in item 2 .


                    Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                    Dated:___________________________, 1998

                    ____________________________________
                                  Signature


                    _____________________________________
                         Signature if held jointly

      PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE
                               ENCLOSED ENVELOPE